Exhibit 10.33

STRICTLY CONFIDENTIAL

$5,189,169.32	Dated May 17, 2019

AMENDED AND RESTATED SECURED PROMISSORY NOTE

THIS AMENDED AND RESTATED SECURED PROMISSORY NOTE (collectively, with any amendments hereto, substitutions herefor, and modifications, renewals, and extensions hereof, this “Note”), is made as of May 17, 2019, by (i) Micromidas, Inc. (dba Origin Materials), a company organized and existing under the laws of the state of Delaware (“Origin”), whose principal office is at 930 Riverside Parkway, Suite 10, West Sacramento, CA 95605, United States of America, (ii) Origin Materials Canada Holding Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Holding”), whose principal office is at 44 Chipman Hill, Suite 1000, Saint John, New Brunswick, Canada E2L 2A9 and (iii) Origin Materials Canada Pioneer Limited, a corporation incorporated under the laws of the Province of New Brunswick (“OMC Pioneer”), whose principal office is at 44 Chipman Hill, Suite 1000, Saint John, New Brunswick, Canada E2L 2A9 (individually and collectively, “Maker”) to the order of Danone Asia Pte Ltd, a limited liability company organized and existing under the laws of Singapore, whose registered office is at 1 Wallich Street, #18-01 Guoco Tower, Singapore 078881 (together with its successors and assigns, “Holder”).

RECITALS

WHEREAS, Origin and Holder entered into that certain Offtake Supply Agreement, dated as of November 7, 2016 (the “Existing Offtake Supply Agreement”), which set forth the terms and conditions on which, among other things, (i) Origin would produce and supply certain products to the Danone Affiliates (as defined in the Existing Offtake Supply Agreement) and (ii) Holder would make advances to Origin pursuant to Section 8.2 of the Existing Offtake Supply Agreement (the “Advances”);

WHEREAS, Origin and Micromidas Pioneer, LLC, a limited liability company organized under the laws of the state of Delaware (“Micromidas Pioneer”), made that certain Secured Promissory Note, originally dated as of November 7, 2016 (the “Existing Promissory Note”), to the order of Holder;

WHEREAS, Holder agreed, pursuant to the Existing Offtake Supply Agreement, and subject to the terms and conditions contained therein, to make advances to Origin and Micromidas Pioneer in accordance with section 8.2.1 of the Existing Offtake Supply Agreement in the aggregate amount of up to five million dollars ($5,000,000), as evidenced by the Existing Promissory Note;

WHEREAS, Holder made Advances to Origin pursuant to the Existing Promissory Note in two equal tranches of $2,500,000, (a) the first on November 15, 2016 at an interest rate of 1.60456% per annum (accruing interest of $3,342.83 for each month in the subsequent 12-month period), which was reset to an interest rate of 1.93606% per annum on November 24, 2017 (accruing monthly interest of $4,033.46 for each month in the subsequent 12-month period), and which was subsequently reset to an interest rate of 3.120750% per annum on November 15, 2018 (accruing monthly interest of $6,501.56 for each month in the subsequent 12-month period through the date hereof), and (b) the second on June 28, 2018 at an interest rate of 2.76313% per annum (accruing interest of $5,756.52 for each month in the subsequent 12-month period);

WHEREAS, as of the date hereof, unpaid accrued interest on the Advances pursuant to the Existing Promissory Note was equal to $189,169.32, which amount the parties hereto desire to capitalize and include in the principal amount of this Note payable on the first Due Date (as defined below);

WHEREAS, Origin and Micromidas Pioneer, in connection with the execution of the Existing Offtake Supply Agreement, agreed to grant security interests in certain of its and their assets to Holder as security for the Existing Promissory Note;

WHEREAS, Origin, in executing the Existing Offtake Supply Agreement, anticipated that it would construct a commercial-scale facility (“Pioneer Plant”) located in the United States of America;

WHEREAS Origin subsequently decided to construct the Pioneer Plant in Canada rather than the United States;

WHEREAS, because of the decision to construct the Pioneer Plant in Canada, Origin and Holder have amended and restated the Existing Offtake Supply Agreement as that certain Amended and Restated Offtake Supply Agreement, dated as of the date hereof (with any amendments thereto, substitutions therefor, and modifications, renewals, and extensions thereof, the “Offtake Supply Agreement”; any initially capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Offtake Supply Agreement, or if not defined therein, in the Security Agreement), to, among other things, (i) provide for the construction and operation of the Pioneer Plant in Canada rather than in the United States, (ii) remove Micromidas Pioneer as a Supplier Affiliate and add OMC Pioneer and OMC Holding as Supplier Affiliates, (iii) substitute the security interests and liens granted pursuant to the “Existing Security Agreement” and the “Existing Share Pledge Agreement” for the security interests and liens granted pursuant to the “Security Agreement” and the “Share Pledge Agreement” (each as defined below) and (iv) release and discharge Micromidas Pioneer of its obligations under the Existing Offtake Supply Agreement, the Existing Promissory Note and the Terminated Security Documents;

WHEREAS, the parties hereto do not desire to release, discharge or in any way alter the security interests, liens or other interests granted, or the obligations of any party, under the “Deposit Account Control Agreement”, the “Bank Account Pledge and Security Agreement”, or any other agreement executed in connection with the “Existing Offtake Supply Agreement” (each as defined below) that is not expressly referenced herein, which security interests, liens, other interests and obligations remain in full force and effect as of the date hereof; and

WHEREAS, the parties hereto desire to amend and restate the Existing Promissory Note in order to, among other things, (i) substitute OMC Pioneer as an obligor with respect to the obligations under this Note for Micromidas Pioneer as an obligor with respect to obligations under the Existing Promissory Note, (ii) add OMC Holding as an obligor with respect to the obligations under this Note and (iii) amend the repayment terms with respect to the Advances.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree that all of the terms, provisions and obligations contained in the Existing Promissory Note are hereby amended, restated and superseded in their entirety to read as follows:

1. Promise to Pay. Origin, OMC Holding and OMC Pioneer, for value received, jointly and severally, promise to pay to Holder, the sum of five million one hundred eighty-nine thousand one hundred sixty-nine and thirty-two cents ($5,189,169.32), which amount equals the total advanced by Holder to the Maker pursuant to the Existing Offtake Supply Agreement plus the unpaid accrued interest thereon pursuant to the Existing Promissory Note as of the date hereof, together with all accrued and unpaid interest and other sums due under this Note or otherwise payable to Holder in respect of the Advances, and all other amounts added thereto pursuant to this Note (or so much thereof as may from time to time be outstanding) (collectively, “Note Obligations”).

2. (a) Defined Terms. The following terms as used herein shall have the following meanings:

“Advances” shall have the meaning ascribed to such term in the recitals hereof.

“Assignee” shall have the meaning ascribed to such term in Section 14 of this Note.

“Bank Account Pledge and Security Agreement” means that certain Bank Account Pledge and Security Agreement, dated as of November 7, 2016, by and between Origin and Danone.

“Bankruptcy Law” shall have the meaning ascribed to such term in Section 6(f) of this Note.

“Collateral” means collectively all of the property subject to the lien granted (or intended to be granted) pursuant to any of the Security Documents.

“Danone Advance Documents” means, collectively, the Offtake Supply Agreement, this Note, the Security Documents and any extensions, renewals or modifications of any of the foregoing.

“Danone Deposit Account” shall have the meaning ascribed to such term in Section 10(h) of this Note.

“Danone Deposit Account Control Agreement” means that certain Deposit Account Control Agreement, dated as of November 7, 2016, executed by Origin, Holder and Silicon Valley Bank, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Default Rate” shall have the meaning ascribed to such term in Section 7 of this Note. Interest at the Default Rate shall accrue on the basis of a 360-day year of twelve 30-day months. In no event shall the Default Rate payable under this Note exceed the maximum rate of interest permitted to be charged under applicable law.

“Deposit Accounts” shall have the meaning ascribed to such term in Section 10(h) of this Note.

“Due Date” means, as applicable, each of the three dates on which each of three installments of principal and, in each case, all interest accrued thereon to and including such date, becomes due and payable, as set forth in Schedule I.

“Event of Default” shall have the meaning ascribed to such term in Section 6 of this Note.

“Existing Security Agreement” means that certain General Security Agreement, dated as of November 7, 2016, executed by Micromidas Pioneer and Holder.

“Existing Share Pledge Agreement” means that certain Pledge and Security Agreement, dated as of November 7, 2016, executed by and between Origin and Holder.

“Indemnitee” shall have the meaning ascribed to such term in Section 22 of this Note.

“Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, which may be entered into after the date hereof, by and among OMC Holding, OMC Pioneer, Nestlé Waters Management & Technology, as Holder 1, and Danone Asia Pte Ltd, as Holder 2, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Limited Intellectual Property License Agreement” shall have the meaning ascribed to such term in the Offtake Supply Agreement.

“Nestlé Advance Payment Documents” means, collectively, the Nestlé Offtake Supply Agreement, the Amended and Restated Secured Promissory Note dated on or about the date hereof between Origin, OMC Holding, OMC Pioneer and Nestlé Waters Management & Technology (the “Nestlé Note”), the security documents to which Nestlé Waters Management & Technology or any of its affiliates is a party with OMC Holding or OMC Pioneer, and any extensions, renewals or modifications of any of the foregoing.

“Nestlé Deposit Account” shall have the meaning ascribed to such term in Section 10(h) of this Note.

“Nestlé Deposit Account Control Agreement” means that certain Deposit Account Control Agreement, dated as of November 7, 2016, executed by Origin, Nestlé Waters Management & Technology and Silicon Valley Bank, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Nestlé Offtake Supply Agreement” means that certain Offtake Supply Agreement, dated as of November 7, 2016, executed by Origin and Nestlé Waters Management & Technology, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Note Obligations” shall have the meaning ascribed to such term in Section 1 of this Note.

“Maturity Date” means the latest Due Date set forth on Schedule I.

“Permitted Encumbrances” shall have the meaning set forth in the applicable Security Document, as context requires.

“Security Agreement” means that certain General Security Agreement, dated as of the date hereof, entered into by and between OMC Pioneer and Holder, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Security Documents” means the Intercreditor Agreement (if then in effect), the Limited Intellectual Property License Agreement and the “Security Documents” as defined in the Offtake Supply Agreement.

“Share Pledge Agreement” means that certain Share Pledge Agreement, dated as of the date hereof, executed by and between OMC Holding and Holder, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Termination Date” means the date (i) the Note Obligations (other than obligations under the Danone Advance Documents that by their terms survive) have been paid in full in cash and (ii) this Note is terminated.

(b) Terms Generally. Defined terms may be used in the singular or the plural. When used in the singular preceded by “a”, “an”, or “any”, such term shall be taken to indicate one or more members of the relevant class. When used in the plural, such term shall be taken to indicate all members of the relevant class. Reference to any agreement shall mean and include any amendments thereto, substitutions therefor, and modifications, renewals and extensions thereof, in each case, to the extent permitted by such agreement.

3. Payments. Subject to Sections 4, 5 and 7, the principal amount of this Note shall be payable in three (3) installments on the Due Dates as set forth on Schedule I attached hereto. Subject to Sections 4, 5 and 7, interest on the unpaid principal amount of this Note outstanding from time to time shall accrue at the rate of 3.50% per annum from and including the date hereof to and including the applicable Due Date, which interest shall be due and payable in US Dollars on each applicable Due Date. All Note Obligations shall be paid no later than the Maturity Date.

4. Payment Terms.

(a) All payments shall be made to Holder in US Dollars in immediately available funds in full and without any deduction, withholding or set off of any kind. Maker agrees that the records maintained by Holder as to the date on which any Advance is made and the date and amount of each repayment of principal of any Advance received by Holder, shall be conclusive absent manifest error.

(b) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable.

(c) If any provision of this Agreement would oblige Maker to make any payment of interest or other amount payable to the Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Holder of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada) or any other applicable laws), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Law or so result in a receipt by that Lender of “interest” at a “criminal rate”.

5. Prepayment. Prepayment of this Note in cash shall be permitted upon three (3) business days’ prior written notice to Holder, at Maker’s option and without any premium or penalty required to be paid in connection with such prepayment; provided that (a) the amount of such prepayment shall include the amount, if any, of accrued interest under this Note to and including the date of such prepayment and (b) from and after the date it is executed (if ever), any such prepayments made in cash shall be subject to the terms of the Intercreditor Agreement.

6. Events of Default. Each of the following shall constitute Events of Default (each, an “Event of Default”):

(a) Failure of Maker to pay any and all amounts of any Note Obligation under this Note on each of the three Due Dates as set forth on Schedule I, or failure to pay all Note Obligations on the Maturity Date;

(b) Maker or any subsidiary of Maker party to the Security Documents fails to comply with any of its other agreements or covenants in this Note (other than as set forth in clause (a) above), or the other Security Documents and such failure continues for thirty (30) days after written notice thereof has been given to Maker by Holder, or such longer period if said failure is not reasonably capable of being cured within such 30-day period and provided Maker has commenced and continues to diligently pursue such cure, such notice to state that it is a “Notice of Default”;

(c) (i) Breach of any covenant, representation or warranty by Maker or any subsidiary or affiliate of Maker under the Offtake Supply Agreement and such breach continues beyond the applicable cure period set forth in the Offtake Supply Agreement or (ii) breach by Maker of any provision of the Offtake Supply Agreement and the subsequent termination of the Offtake Supply Agreement in accordance with its terms;

(d) Maker or any subsidiary or affiliate of Maker shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any indebtedness for borrowed money (other than the obligations evidenced hereby), when and as the same shall become due and payable beyond any applicable grace period, under the Nestlé Advance Payment Documents, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee or other representative on its or their behalf to cause, such indebtedness to become due prior to its stated maturity under the Nestlé Advance Payment Documents;

(e) the lien granted (or intended to be granted) under any Security Document ceases for any reason to be a valid, enforceable, first priority perfected security interest (subject to Permitted Encumbrances) upon any portion of the applicable Collateral;

(f) Maker or any subsidiary or affiliate of Maker pursuant to or within the meaning of Title 11 of the U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any similar federal, provincial, state or foreign law for the relief of debtors (“Bankruptcy Law”): (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) seeks to reorganize or wind-up under any Bankruptcy Law; (iv) consents to the appointment of a custodian, receiver, receiver and manager, trustee, liquidator or other person with like powers of it or for all or substantially all of its property, (v) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay debts as the same become due;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Maker, any subsidiary or affiliate of Maker in an involuntary case, (ii) appoints a custodian of Maker, any subsidiary or affiliate of Maker or for all or substantially all of its property, or (iii) orders the liquidation of Maker, any subsidiary or affiliate of Maker and the order or decree remains unstayed and in effect for thirty (30) days;

(h) a final judgment is obtained against Maker in an amount in excess of $1,000,000 and such judgment shall not have been and remain vacated, satisfied or stayed pending appeal within a period of thirty (30) days from the date of being entered;

(i) the Start Date, as defined in the Offtake Supply Agreement, shall not have occurred on or before the Pioneer Plant Long Stop Date, as defined in the Offtake Supply Agreement; or

(j) termination of the Offtake Supply Agreement in accordance with Section 21.2 thereof (other than as a result of (A) clause (xi) thereof solely in respect of a Material Adverse Change of Holder, (B) clause (xii) thereof solely in respect of a Bankruptcy Event of Holder and (C) clause (xv) thereof).

7. Remedies. Upon the occurrence of any Event of Default described in Sections 6(a) through (e) and Sections 6(h) through (j) above, Holder may declare the entire unpaid principal amount hereof, all accrued interest hereon and all other Note Obligations then existing, due and payable in full whereupon the same shall become immediately due and payable in full in cash (but, if applicable, subject to Section 22.5 of the Offtake Supply Agreement), without presentment, demand, protest, notice of dishonor or any other notice, all of which are hereby expressly waived by Maker, anything contained herein to the contrary notwithstanding. Upon the occurrence of an Event of Default described in Sections 6(f) or 6(g) above, the entire unpaid principal amount hereof, all accrued interest hereon and all other Note Obligations then existing will thereupon become immediately due and payable in full in cash, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Maker, anything contained herein to the contrary notwithstanding. Upon the occurrence and during the continuance of an Event of Default (a) interest on the unpaid principal amount of this Note outstanding from time to time shall accrue at the rate of 8.5% per annum (the “Default Rate”), which interest shall be due and payable in US Dollars upon demand by Holder and (b) subject to the Intercreditor Agreement (if then in effect), Holder shall have all rights and remedies available to it as described in this Note, the Offtake Supply Agreement, the other Security Documents and at law or in equity. Except for any notice or other action expressly required by the Offtake Supply Agreement, Maker and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Maker agrees to pay on Holder’s first demand all reasonable and documented out-of-pocket costs and actual expenses, if any (including reasonable counsel fees and expenses), incurred by Holder in connection with the enforcement (whether through negotiation, legal proceedings or otherwise) and collection of this Note, including, without limitation, reasonable and documented out-of-pocket costs and actual expenses sustained by Holder as a result of a default hereunder.

8. Security; Method and Application of Payments. (a) This Note is secured by the liens, encumbrances and obligations created by this Note, the Offtake Supply Agreement and the Security Documents to which Holder is a party and the terms and provisions of such documents are hereby incorporated herein. Maker shall execute and deliver to Holder on or prior to the date hereof all Security Documents to which it is a party. Maker acknowledges and agrees that Holder shall not be required to make any demand upon, or pursue or exhaust any right or remedy against, any guarantor, grantor of a security interest, or any other Person over any other guarantor, grantor of a security interest or any other Person with respect to the payment of the obligations evidenced hereby (or secured thereby) or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Holder under the Security Documents to which it is a party shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any applicable law. To the extent it may lawfully do so, Maker absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Holder (including as secured party), any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by it of any rights under any Security Document to which Holder is a party. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(b) All payments due in cash under this Note shall be paid to Holder by wire transfer of immediately available funds to such bank or place, and in such other manner, as Holder may from time to time designate. All payments shall be made in immediately available funds not later than 2:00 p.m. (Eastern Standard Time) on the day when due in lawful money of the United States. Subject to the terms of the Intercreditor Agreement (if then in effect), all cash payments received hereunder and all proceeds of Collateral shall be applied to the Note Obligations as determined in the sole discretion of Holder.

9. Representations and Warranties. Each Maker hereby represents and warrants that, as of the date of this Note:

(a) it is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority under its organizational documents to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note and each Security Document to which it is party;

(b) this Note and each Security Document to which it is party constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with their respective terms;

(c) Maker owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral, in each case free and clear of any and all liens other than the lien of the applicable Security Document and Permitted Encumbrances. The lien granted (or intended to be granted) pursuant to each Security Document to which it is party constitutes a valid, enforceable, first priority perfected lien on the applicable Collateral thereunder (subject to Permitted Encumbrances);

(d) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note and the Security Documents to which it is party have been granted;

(e) the execution, delivery and performance by Maker of this Note and the Security Documents to which it is party do not and will not (i) violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the organizational documents of Maker or (ii) result in the creation of any lien or other encumbrance with respect to the property of Maker (except for the lien of the Security Documents and Permitted Encumbrances);

(f) the proceeds of the Advances evidenced by this Note have been or shall be used by Maker for purposes set forth in the Existing Offtake Supply Agreement or the Offtake Supply Agreement, as applicable; provided that no part of such proceeds will be used by Maker to directly or indirectly purchase or carry any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and

(g) the principal amounts outstanding on the date hereof hereunder and under the Nestlé Note are substantially equal (and such amounts were drawn down substantially simultaneously).

10. Covenants. Each Maker covenants and agrees that from and after the date hereof until this Note is paid in full it will:

(a) promptly provide to Holder all financial, operational and other information with respect to Maker or any Collateral as Holder may reasonably request;

(b) maintain its existence;

(c) promptly after the occurrence of an Event of Default that is continuing or an event, act or condition that, with notice or lapse of time or both, would constitute an Event of Default, provide Holder with a certificate of the chief executive officer or chief financial officer of Maker specifying the nature thereof and Maker’s proposed response thereto;

(d) maintain the security interest of Holder in all Collateral granted by Maker as valid, perfected, first priority liens (subject to Permitted Encumbrances);

(e) comply with all Applicable Laws, except where failure to comply could not reasonably be expected to have a Material Adverse Change;

(f) subject to Section 5.3 of the Security Agreement and Section 5.3 of the Share Pledge Agreement, not sell, lease, assign, transfer, distribute, dividend or otherwise dispose of all or any portion of the Collateral (other than inventory in the ordinary course of business and non-exclusive licenses of intellectual property in the ordinary course of business) to any other Person;

(g) not directly or indirectly, lend money or credit or make advances to any subsidiary of Origin that is created after the date hereof, or purchase any stock, obligations or securities of, or any other equity interest in, or make any capital contribution to, any other Person (provided that this clause (g) shall only apply to investments in OMC Pioneer so long as Parent and Holding are acting in good faith in making investments in the ordinary course of business); and

(h) (i) cause the principal amounts drawn hereunder and under the Nestlé Note to only be drawn substantially simultaneous and only drawn in substantially equal amounts, (ii) from and after March 13, 2017, deposit twelve million, five hundred thousand dollars ($12,500,000) into the deposit account subject to the Deposit Account Control Agreement (the “Danone Deposit Account”) and deposit twelve million, five hundred thousand dollars ($12,500,000) into the deposit account subject to the Nestlé Deposit Account Control Agreement (the “Nestlé Deposit Account” and together with the Danone Deposit Account, the “Deposit Accounts”), which covenant each Maker represents has been complied with, and (iii) only withdraw amounts from the Deposit Accounts on a pro rata basis (based upon the amounts then on deposit in each Deposit Account) and only use such proceeds for (y) the manufacture and delivery of Raw Materials and Products and (z) planning, design, development, construction, commissioning, testing, start up, operation and maintenance of the Pioneer Plant.

11. Notices. Notices shall be given under this Note in conformity with the terms and conditions of the Offtake Supply Agreement.

12. Governing Law; Severability. This Note shall be governed by and construed in accordance with the internal laws of the State of New York. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

13. No Waiver. No waiver of any breach or default hereunder or under any Security Document shall constitute or be construed as a waiver by Holder of any subsequent breach or default or of any breach or default of any other provision of this Note or any Security Document. A waiver with reference to one event shall not be construed as a waiver of any right as to a subsequent event. No delay or omission of the Holder to exercise any right, whether before or after an Event of Default, shall impair any such right or shall be construed to be a waiver of any right or an Event of Default.

14. Successors and Assigns; Agents. The covenants and agreements contained in this Note and all obligations of Maker hereunder shall be binding upon the successors and assigns of Maker, except that (other than in connection with a permissible assignment of the Offtake Supply Agreement) Maker shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Holder, and shall, together with the rights and remedies of Holder hereunder, inure to the benefit of Holder and its respective successors and assigns. Holder may, without the consent of the Maker, at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of its Advances, other Note Obligations and its rights under this Note and the Security Documents to which it is party to the same extent permitted in respect of the Offtake Supply Agreement as provided in Article 35 of the Offtake Supply Agreement. From and after the date of such assignment, (i) such Assignee shall be deemed automatically to have become a party hereto and thereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to an assignment agreement between Holder and the Assignee, shall have the rights and obligations of Holder hereunder and thereunder and (ii) Holder, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder and thereunder. Upon the request of the Assignee (and, as applicable, Holder) pursuant to an effective assignment agreement, Maker shall execute and deliver to the Assignee (and, as applicable, Holder) a Note and other documents in form and substance satisfactory to the Assignee (and, as applicable, Holder). In exercising any rights under the Security Documents or taking any actions provided for therein, Holder may act through its employees, agents or independent contractors as authorized by Holder. Neither this Note nor anything set forth herein is intended to, nor shall it, confer any rights on any person other than the parties hereto and all third-party rights are expressly negated.

15. Headings. The captions and headings of the sections and paragraphs of this Note are for convenience only and are not to be used to interpret or define the provisions hereof.

16. Enforcement Expenses. Maker agrees to pay or reimburse on demand Holder for all reasonable out-of-pocket costs and expenses (including all fees and charges of any counsel to Holder, all disbursements of such counsel and all court costs and similar legal expenses) incurred in enforcing or preserving any rights under this Note and the Offtake Supply Agreement.

17. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

18. Acknowledgments. Maker hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Note and the other Danone Advance Documents to which it is a party; (b) Holder has no fiduciary relationship with or duty to Maker arising out of or in connection with this Note or any of the other Danone Advance Documents, and the relationship between Maker, on the one hand, and Holder, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created by this Note or by the other Danone Advance Documents or otherwise exists by virtue of the transactions contemplated hereby among the Maker and the Holder.

19. Amendment. Notwithstanding any other provision of this Note, this Note may only be amended with the written consent of Maker and Holder.

20. Jury Trial Waiver. MAKER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE OR ANY SECURITY DOCUMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKER AND BY HOLDER, AND EACH PARTY ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF SUCH OTHER PARTY HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THE SECURITY DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE, THE SECURITY DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

21. Venue. MAKER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE OR ANY SECURITY DOCUMENT SHALL BE LITIGATED, ONLY IN COURTS HAVING A SITUS WITHIN THE CITY OF NEW YORK, THE BOROUGH OF MANHATTAN AND THE STATE OF NEW YORK. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID STATE. MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY HOLDER ON THE DANONE ADVANCE DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

22. Indemnity, etc. MAKER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS HOLDER (AND ITS DIRECTORS, OFFICERS, PARTNERS, MEMBERS, OWNERS, AGENTS, REPRESENTATIVES, ADVISORS, EMPLOYEES, SUCCESSORS AND ASSIGNS) (EACH, AN “INDEMNITEE”) FOR, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES (EXCLUDING CONSEQUENTIAL, PUNITIVE AND SPECIAL DAMAGES (OTHER THAN IN RESPECT OF ANY SUCH DAMAGES PAID OR REQUIRED TO BE PAID BY AN INDEMNITEE TO A THIRD PARTY AS DETERMINED BY A FINAL, NON-APPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION AND OTHERWISE SUBJECT TO INDEMNIFICATION PURSUANT TO THIS SECTION 23)), COSTS, EXPENSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY), CLAIMS, OBLIGATIONS, SETTLEMENT PAYMENTS, PENALTIES, FINES, ASSESSMENTS, CITATIONS, LITIGATION, DEMANDS, DEFENSES, JUDGMENTS, SUITS, PROCEEDINGS OR OTHER EXPENSES OF ANY KIND WHATSOEVER (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES AND COURT COSTS) IN ANY WAY RELATING TO OR ARISING OUT OF THIS NOTE OR ANY OTHER DANONE ADVANCE DOCUMENT, INCLUDING, WITHOUT LIMITATION, RELATING TO OR ARISING OUT OF THE EXERCISE OF ANY REMEDY WITH RESPECT TO ANY COLLATERAL, EXCEPT TO THE EXTENT SUCH LOSSES, DAMAGES, COSTS, EXPENSES, LIABILITIES, CLAIMS, OBLIGATIONS, SETTLEMENT PAYMENTS, PENALTIES, FINES, ASSESSMENTS, CITATIONS, LITIGATION, DEMANDS, DEFENSES, JUDGMENTS, SUITS, PROCEEDINGS OR OTHER EXPENSES ARE CAUSED BY THE FRAUD, WILLFUL MISCONDUCT OR CRIMINAL ACTIONS OF HOLDER. THE RIGHTS OF ANY INDEMNITEE TO SEEK INDEMNIFICATION PURSUANT TO THIS SECTION 23 SHALL SURVIVE UNTIL THE SEVENTH (7TH) ANNIVERSARY OF THE TERMINATION DATE; PROVIDED THAT (A) THE RIGHT TO SEEK INDEMNIFICATION WITH RESPECT TO FRAUD, WILLFUL MISCONDUCT, INTENTIONAL MISREPRESENTATION, TAXES OR ENVIRONMENTAL CLAIMS SHALL SURVIVE UNTIL THE APPLICABLE STATUTE OF LIMITATIONS WITH RESPECT THERETO SHALL HAVE EXPIRED AND (B) IF NOTICE OF AN INDEMNIFIABLE CLAIM IS PROVIDED WITHIN THE APPLICABLE TIME PERIODS SPECIFIED ABOVE, THE RIGHT TO INDEMNIFICATION HEREUNDER SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE FINAL RESOLUTION THEREOF.

23. Controlling Document. In the event of a conflict between any term or provision of this Note and the Intercreditor Agreement (if then in effect), the terms and provisions of the Intercreditor Agreement shall control.

24. Counterparts. This Note may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute the Note. Receipt of an executed signature page to this Note by facsimile or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.

25. Joint and Several Obligations. Notwithstanding any other provision contained herein, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada) or any other applicable law) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis hereunder, then each party’s obligations, to the extent such Note Obligations are secured, shall be several obligations and not joint or joint and several Note Obligations.

26. Release of Micromidas Pioneer. Holder acknowledges and agrees that Micromidas Pioneer is hereby released and discharged of any obligations accrued under the Existing Note.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Maker has executed this Note or has caused the same to be executed by its duly authorized representative as of the date first set forth above.

MAKER:

Micromidas, Inc. (dba Origin Materials)

By:	/s/ John Bissell
Name: John Bissell
Its: CEO

Origin Materials Canada Holding Limited

By:	/s/ John Bissell
Name: John Bissell
Its: President

Origin Materials Canada Pioneer Limited

By:	/s/ John Bissell
Name: John Bissell
Its: President

ACKNOWLEDGED AND AGREED:

HOLDER:

Danone Asia Pte Ltd

By:	/s/ De Panafieu
Name: De Panafieu
Its: Finance Director

Amended and Restated Secured Promissory

Note Signature Page

Schedule I

Payment Schedule

Date	Amount of Principle Payment (USD)	Amount of Interest Payment (USD)	Total Payment (USD)
December 20, 2024	$1,189,169.32	$1,015,563.68	$2,204,733.00
December 19, 2025	$2,000,000.00	$139,611.11	$2,139,611.11
December 18, 2026	$2,000,000.00	$69,805.56	$2,069,805.56